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                                                                    EXHIBIT 23.3

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated March 21, 2000, except as to Note 3 and Note 20, which are as of December 15, 2000, relating to the financial statements and financial statement schedule of Bindley Western Industries, Inc. and its subsidiaries, which appear in Cardinal Health, Inc.'s Annual Report on Form 10-K for the year ended June 30, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
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PRICEWATERHOUSECOOPERS LLP

Indianapolis, Indiana
December 16, 2002